UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – January 31, 2019

SIFCO Industries, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (216) 881-8600

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 31, 2019, SIFCO Industries, Inc. (the “Company”) held its Annual Meeting of Shareholders. The following matters set forth in our definitive proxy statement on Schedule 14A dated December 7, 2018 and filed with the Securities and Exchange Commission were voted on at our Annual Meeting of Shareholders and the results of such voting are indicated below.

1.

The seven nominees listed below were elected as directors of the Company, each to serve on the Board of Directors until the Company’s Annual Meeting in 2020, with the respective votes set forth opposite their names:

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey P. Gotschall	3,594,313	252,697	1,126,434
Peter W. Knapper	3,577,495	269,515	1,126,434
Donald C. Molten Jr.	3,194,537	652,473	1,126,434
Alayne L. Reitman	3,194,860	652,150	1,126,434
Mark S. Silk	3,216,141	630,869	1,126,434
Hudson D. Smith	3,614,859	232,151	1,126,434
Norman E. Wells, Jr.	3,026,619	820,391	1,126,434

2.	Ratify the designation of Grant Thornton LLP as the independent registered public accounting firm for the year ending September 30, 2019.

For	4,842,647
Against	85,047
Abstain	45,750

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: February 4, 2019

/s/ Thomas R. Kubera
Thomas R. Kubera
Chief Financial Officer
(Principal Financial Officer)